                                                                       EXHIBIT A

                                                 SECURITIES PURCHASE AGREEMENT
                                           dated as of May 7, 1999 (the
                                           "Agreement") by and among FIBERNET
                                           TELECOM GROUP, INC., a Nevada
                                           corporation (the "Company"), and the
                                           purchasers listed on Annex I hereto,
                                           and any successors or assigns thereto
                                           (the "Purchasers").

                                    PREAMBLE

            The Company wishes to sell and issue to the Purchasers the Notes, the Warrants and the Preferred Stock (each as defined below), and the Purchasers desire to purchase and accept such Notes, the Warrants and Preferred Stock, all upon and subject to the terms and conditions hereof. The proceeds of the sale and issuance of such Notes, the Warrants and Preferred Stock shall be utilized in the manner specified on Schedule 6.8. The Notes, the Warrant and the Preferred Stock to be purchased under this Agreement are collectively referred to as "Securities."

            NOW THEREFORE, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1.1 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to thereto in the Notes and Preferred Stock. As used in this Agreement, the following terms shall have the following respective meanings:

            "Act" shall mean the Securities Act of 1933, together with any applicable regulations, as the same may be amended from time to time.

            "Agreement" shall have the meaning given to such term in the caption.

            "Affiliate" shall mean, with respect to any Person, (i) a director or officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

            "all or substantially all" means, for the purposes thereof, (i) all or substantially all of the assets of the Company, (ii) 50% or more of the Company's interest in any Subsidiary and/or (iii) all or substantially all of the assets of any Subsidiary.

            "Applicable Law" shall mean, with respect to any Person, property, transaction or event, all present and future applicable laws, statutes, regulations, treaties, judgments and decrees and all applicable official directives, rules, consents, approvals, authorizations, orders, guidelines and policies of any Governmental Authority or Persons having authority over or applicable to such Person or any of its assets or properties.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C.ss.11 et seq., as amended from time to time.

            "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Real Property.

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York.

            "Capital Lease Obligations" shall mean, with respect to any Person on any date, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

            "Certificate of Designation" shall mean the Certificate of Designation of the Preferred Stock of the Company.

            "Closing" shall mean the issuance and purchase of the Securities on the Closing Date hereunder.

            "Closing Date" shall mean May 7, 1999, or such other date as the Purchasers and the Company shall agree.

            "Code" shall mean the Internal Revenue Service Code of 1986, as amended, and the rules and regulations thereunder, as from time to time in effect, or any successor thereto.

            "Collateral" shall mean all of the "Collateral" as respectively defined in the Collateral Agreements.

            "Collateral Agent" shall mean the Majority in Interest, in its capacity as collateral agent together with its successors and assigns in such capacity, for the Purchasers.

            "Collateral Agent Agreement" shall mean the Collateral Agent Agreement dated as of the date hereof by and among the Collateral Agent and the Purchasers.

            "Collateral Agreements" shall mean the Pledge Agreement, the Parent Pledge Agreement, the General Security Agreement and the Guaranty.

            "Common Stock" means the common stock, par value $.001 per share, of the Company.

            "Company" shall have the meaning given to such term in the caption.

            "Concordia" means Concordia Telecom Management, L.L.C., a Delaware limited liability company.

            "Contaminant" includes, but is not limited to, any pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants, including any of the foregoing as defined in any Environmental Law and other terms of similar import.

            "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

            "Encumbrances" means all security interests, Liens, pledges, charges, easements and restrictions.

            "Environmental Activity" means any past, present or future activity, event or circumstance in respect to a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

            "Environmental Laws" at any date shall mean all provisions of Applicable Law or any Judgments relating to the environment, occupational health or safety, or any Environmental Activity, whether or not having the force of law, including all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

            "Equal Access" shall mean FiberNet Equal Access, L.L.C., a New York limited liability company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

            "ERISA Affiliate" means any Person (including any trade or business, whether incorporated or not) which together with any Loan Party would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b) of the Code, under "common control" within the meaning of Section 414(c) of the Code or a member of the same "affiliated service group" within the meaning of Section 414(m) of the Code.

            "Event of Default" shall mean any of the events set forth in Article VII of this Agreement.

            "Exchange Act" shall mean the Securities Exchange of 1934, together with any applicable regulations, as the same may be amended from time to time.

            "Fair Market Value" shall mean the good faith determination of the Board of Directors of the Company of the value of the shares of Common Stock as provided in the Notes minus ten percent (10%) illiquidity discount.

            "FiberNet Note" shall mean the note dated as of March 23, 1999 from FiberNet Telecom to Trident Technology in the principal aggregate amount of up to $800,000.

            "FiberNet Telecom" shall mean FiberNet Telecom, Inc., a Delaware corporation.

            "Filing Expiration" shall mean the earlier of (i) the date upon which any comment period provided for in the Exchange Act during which the SEC may comment on any Exchange Act Filings (as defined in Section 6.17(a) of this Agreement) has expired without receipt of comments from the SEC and (ii) the date of the resolution of any comments received by the Company from the SEC.

            "Financial Officer" of any Person shall mean its chief financial officer or principal accounting officer.

            "Fiscal Year" shall mean, with respect to any Loan Party, the one-year period ending on December 31 of any year.

            "General Security Agreement" shall mean the General Security Agreement dated as of the date hereof by the Loan Parties in favor of the Purchasers.

            "Governmental Authority" shall mean Congress, any legislature, assembly, council or other legislative body and any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court or any judicial or quasi-judicial body or authority, in each case whether of or involving the United States of America or any political subdivision thereof.

            "Guaranty" shall mean the Guaranty Agreement dated as of the date hereof among the Purchasers, FiberNet Telecom, Local Fiber and Equal Access.

            "Historical Financial Statements" shall mean the audited financial statements of each of the Loan Parties for the fiscal year ended December 31, 1997 and the audited financial statements of each of the Loan Parties for the fiscal year ended December 31, 1998, in each case, delivered to the Purchasers and included in Annex II hereto.

            "Indebtedness" of any Person, without duplication, (i) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (vi) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (viii) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (ix) any Guaranties by such Person of obligations of others and (x) all Capital Lease Obligations of such Person.

            "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

            "Investor Directors" shall mean the Directors to be designated by the Purchasers to the Board of Directors of the Company as of the date hereof.

            "Joint Venture" shall mean any partnership or collaboration between or among Persons effected pursuant to the execution of agreements providing for such partnership or collaboration.

            "Judgments" shall mean all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties is bound.

            "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

            "Lien" shall mean, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest of any kind whatsoever in or on such asset (including the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call, appreciation right or similar right of a third party with respect to such securities.

            "Liquidation" shall have the meaning ascribed to such term in the Certificate of Designation.

            "Loan Documents" shall mean this Agreement, the Notes, the Warrants and the Collateral Agreements.

            "Loan Parties" shall mean the Company, Local Fiber, Equal Access and FiberNet Telecom (each, a "Loan Party").

            "Local Fiber" shall mean Local Fiber, L.L.C., a New York limited liability company.

            "LPS" shall mean LPS Consultants, Inc.

            "LTJ" shall mean LTJ Group, Inc.

            "Majority in Interest" shall mean Signal so long as (i) Alfred Puchala, Jr. ("Puchala") or Timothy Bradley ("Bradley") are employed by Signal or its Affiliates and have primary responsibility for decisions in connection with Signal's investment in the Company and (ii) the aggregate amount of the Note to be issued to Signal hereunder (or, if such Note is converted, the aggregate number of shares of Common Stock owned or held by Signal) (the "Signal Investment Amount") is greater than the aggregate amount of the Note to be issued to Trident hereunder (or, if such Note is converted, the aggregate number of shares of Common Stock owned or held by Trident) (the "Trident Investment Amount"); provided, that if (x) the Trident Investment Amount is greater than the Signal Investment Amount or (y) both Puchala and Bradley cease to be involved in the capacity described in clause (i) above and (z) Ronald Kuzon ("Kuzon") is employed by Trident or its Affiliates and has primary responsibility for decisions in connection with Trident's investment in the Company, then "Majority in Interest" shall mean Trident (all of such conditions described immediately above referred to as the "Majority Requirements"); and further provided, that when the Majority Requirements no longer apply, "Majority in Interest" shall mean the Person or Persons controlling no less than fifty percent (50%) of the Note Purchase Price (as defined in Section 2.1(a)) or issued and outstanding shares of Preferred Stock (as defined in Section 2.1(b)).

            "Managing Purchasers" shall mean the Purchasers listed under the heading "Managing Purchasers" on Annex I hereto.

            "Material Adverse Effect" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise), ability to carry on its business or a significant part thereof or prospects of Equal Access and Local Fiber individually, and the Company and FiberNet Telecom taken as a whole, (ii) any impairment of the ability of Equal Access and Local Fiber individually, and the Company and FiberNet Telecom taken as a whole to perform any of its material obligations under any Transaction Document to which such Loan Party is a party or (iii) any impairment of any security interest or Lien of the Purchasers or Collateral Agent in the Collateral. If a dispute shall arise as to whether there has been a Material Adverse Effect, such dispute shall be conclusively resolved by the Majority in Interest in their good faith reasonable discretion.

            "Obligations" shall mean the respective obligations of each Loan Party under any Loan Document to which such Loan Party is party.

            "Organizational Document" shall mean, with respect to any Person, each instrument or other document that (i) defines the existence of such Person, including its articles or certificate of incorporation or organization, as filed or recorded with an applicable

Governmental Authority, or (ii) governs the internal affairs of such Person, including its by-laws, in each case as amended, supplemented or restated.

            "Other Purchasers" shall mean the Purchasers listed under the heading "Other Purchasers" on Annex I hereto.

            "Parent Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof between the Company and the Collateral Agent.

            "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) workers or unemployment compensation liens arising in the ordinary course of business; and (iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

            "Permitted Liens" shall mean (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto, (ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of the Company or any Loan Party and (iii) liens for taxes not yet due and payable.

            "Person" shall be construed broadly and shall include any natural person, company, partnership, joint venture, corporation, business trust, unincorporated organization or Governmental Authority.

            "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof between FiberNet Telecom and the Collateral Agent.

            "Redemption Agreement" means the Stock Redemption Agreement dated as of the date hereof among the Company, LPS, LTJ and SMFS.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof by and among the Purchasers and the Company.

            "Release" includes discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, (and words of similar import) and when used as a noun, has a similar meaning.

            "Responsible Officer" of any Person shall mean the Chief Executive Officer or a Financial Officer of such Person.

            "SEC" means the Securities and Exchange Commission.

            "Series B Preferred Stock" shall mean the Series B Voting Preferred Stock, $.001 par value per share, of the Company.

            "Signal" means Signal Capital Partners, L.P., a Delaware limited partnership.

            "SMFS" shall mean SMFS, Inc.

            "Stockholders Agreement" shall mean the Stockholders Agreement dated as of the date hereof by and among the Company, the Purchasers, SMFS, Inc., LPS Consultants, Inc. and LTJ Group, Inc.

            "Subsidiaries" shall mean FiberNet Telecom, Equal Access and Local Fiber and/or any successors thereto.

            "Taxes" means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, capital and transfer, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, surtaxes and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity (if any) and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other Applicable Law) of another entity or a member of an affiliated or combined group.

            "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Stockholders Agreement, the Redemption Agreement, the Collateral Agreements, the Notes, the Warrants and the Guaranty.

            "Trident" means Trident Telecom Partners LLC, a Delaware limited liability company .

            "Trident Technology" means Trident Technology Partners LLC, a Wyoming limited liability corporation.

1.2   Terms Generally.

      The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

1.3   Use of Defined Terms.

      Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any Transaction Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4   Cross-References.

      Unless otherwise specified, references in this Agreement or any Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such Transaction Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

1.5   Accounting Terms; GAAP.

      Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, consistently applied, and all financial statements or accounting determinations required herein to be prepared or made in accordance with GAAP shall be prepared or made in accordance with GAAP applied on a consistent basis.

                                   ARTICLE II
                    ISSUANCE OF THE NOTE AND PREFERRED STOCK

2.1   Issuance of Note and Preferred Stock.

      Subject to the terms and conditions contained herein, at the Closing, the Company has authorized the issuance of:

            (a) Senior Secured Convertible Notes due May 7, 2004 of the Company dated the Closing Date in the principal aggregate amount of $13,900,000 (the "Note Purchase Price") to be issued as follows;

                  (i) the 8% Senior Secured Convertible Note due May 7, 2004 of the Company dated the Closing Date in the form attached hereto as Exhibit A-1 (the "8% Note");

                  (ii) the 6% Senior Secured Convertible Note due May 7, 2004 of the Company dated the Closing Date in the form attached hereto as Exhibit A-2 (the 6% Note"); and

                  (iii) the 4% Senior Secured Convertible Note due May 7, 2004 of the Company dated the Closing Date in the form attached hereto as Exhibit A-3 (the "4% Note" and collectively with the 8% Note and the 6% Note, the "Notes" and each a "Note").

            (b) 133,333, shares of Series C Preferred Stock, $.001 par value (the "Preferred Stock"), of the Company for a purchase price of $1.50 per share (the "Purchase Price Per Share") or $200,000 in the aggregate (the "Preferred Stock Purchase Price"); and

            (c) 6,204,000 warrants to purchase shares of Common Stock at $.67 per share ("Class A Warrants") and 1,600,000 warrants to purchase shares of Common Stock at $1.50 per share ("Class B Warrants", and together with the Class A Warrants, the "Warrants"), dated the Closing Date in the form of Exhibit B-1 and Exhibit B-2 attached hereto.

2.2   Agreement to Sell Securities.

      At the Closing, the Company shall sell (i) to each Other Purchaser, and each Other Purchaser shall purchase from the Company, an 8% Note in the principal amount set forth on Annex I and the number of shares of Preferred Stock listed next to such Other Purchaser in Annex I, (ii) to Concordia and Trident, and Concordia and Trident shall each purchase from the Company, a 4%
Note in the principal amounts set forth on Annex I, and the number of shares of Preferred Stock listed next to Concordia and Trident in Annex I, (iii) to Signal, and Signal shall purchase from the Company, a 6% Note in the principal amount set forth on Annex I and the number of shares of Preferred Stock listed next to Signal in Annex I and (iv) (A) to each Managing Purchaser, and each Managing Purchaser shall purchase from the Company, Class B Warrants in such numbers as set forth on Annex II hereto, and (B) to each Purchaser, and each Purchaser shall purchase from the Company, the number of Class A Warrants, all as listed next to such Purchaser in Annex I, each for the consideration price listed in Annex I; provided, that the parties hereto agree that Penny Lane Partners, L.P. shall fund its portion of the Note Purchase Price as set forth on Annex I, hereto within 10 days hereof.

2.3   Delivery of Securities.

            (a) At the Closing, the Company shall deliver (i) to each Purchaser a Note (each payable to the order of such Purchaser), the stock certificate for the Preferred Stock to be purchased by such Purchaser (with such certificate registered in the name of such Purchaser), each duly executed by the Company and
(ii) (A) the number of Class A Warrants to be issued to each Purchaser and (B) the number of Class B Warrants as set forth on Annex II to be issued to the Managing Purchasers, as duly executed by the Company;

            (b) Delivery shall be made against receipt by the Company of the Note Purchase Price and the Preferred Stock Purchase Price by wire transfer of immediately available funds.

2.4   The Closing.

      The Closing hereunder, subject to the satisfaction or waiver of the conditions set forth in Article IV, will take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, simultaneously with the execution and delivery of this Agreement.

2.5   Subsequent Closing.

      Within 14 days of the date hereof the Company shall sell to a Person or Persons to be determined by the Majority in Interest an 8% Note in the principal amount of up to $1,500,000 and a pro rata number of shares of Preferred Stock and Warrants for the consideration price listed in Annex I pursuant to the terms and conditions contained herein at a closing, to be held 14 days from the date hereof; provided, that any sale hereunder shall be subject to any filings required by Applicable Law.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

            Each Loan Party, as applicable, represents and warrants to each Purchaser as of the date hereof as set forth below.

3.1   Organization, Etc.

      Each of the Company and FiberNet Telecom is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Each of Equal Access and Local Fiber is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York. Each Loan Party has all requisite power and authority and has all governmental licenses, approvals, consents and authorizations necessary to own or lease its property and assets and to carry on its business as currently conducted and is qualified to do business in each jurisdiction in which the nature of the business conducted or the property owned or leased by it requires such qualification. Schedule 3.1 sets forth (a) a correct and complete list of each jurisdiction in which each Loan Party is qualified to do business and (b) the jurisdiction where each Loan Party is incorporated.

3.2   Corporate Power and Authority; No required Consents or Approvals.

            (a) Each Loan Party has the power to execute, deliver and perform its obligations under each Transaction Document to which it is a party, to grant Liens pursuant to the Collateral Agreements to which it is a party and, in the case of the Company, to issue and sell the Securities hereunder and to deliver the Securities to the Purchasers.

            (b) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is a party, including the execution and delivery of the Notes and Warrant by the Company and the issuance of Preferred Stock by the Company, have been duly authorized by all required corporate, partnership and/or stockholder action, as applicable, of such Loan Party and will not (i) violate any provision of Applicable Law, any Judgment or any Organizational Document of any Loan Party, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) under, any Contract (as defined below) to which any Loan Party is party or (iii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party.

            (c) The Company has delivered to the Purchasers correct and complete copies of the respective Organizational Documents of each Loan Party. All minutes of meetings and all written consents of the directors and stockholders or members of each of Loan Party were delivered to counsel for the Purchasers.

            (d) Except as set forth on Schedule 3.2(d), and except for the filing of financing statements, no filing with or consent or approval of, or other action by, any Governmental Authority or other Person is or will be required by any Applicable Law or agreement in connection with the execution, delivery and performance by each Loan Party of any Transaction Document to which it is a party, any borrowings hereunder or the grant by the applicable Loan Party to the Purchasers of any Lien pursuant to the Collateral Agreements.

3.3   Enforceability.

      Each Transaction Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party, and constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

3.4   Financial Information.

            (a) Schedule 3.4(a) sets forth the following financial statements (the "Financial Statements"): (i) the pro forma consolidated balance sheets of the Company and its Subsidiaries as of the date hereof, giving effect to the transactions contemplated by this Agreement (the "Opening Balance Sheet"), (ii) the unaudited balance sheet of the Company and its Subsidiaries as of March 31, 1999, and the related unaudited statements of operations and cash flows for the periods then ended and (iii) the Historical Financial Statements.

            (b) Except as set forth on Schedule 3.4(b), the Financial Statements, including the notes thereto, (i) present fairly the consolidated financial position and results of operations of the respective entities at the dates and for the periods indicated, (ii) are in accordance with the books and records of such entities, and (iii) have been prepared in accordance with GAAP.

            (c) Except as set forth on Schedule 3.4(c), at the date of the Opening Balance Sheet, neither the Company nor any Subsidiary had any liability of any nature or any loss contingency (as such term is used in the Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that was not adequately disclosed or provided for on the Opening Balance Sheet, including the notes thereto.

            (d) The net accounts receivable reflected in the Opening Balance Sheet arose from bona fide transactions in the ordinary course of business with unaffiliated third parties, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect such accounts receivable in full. Such net accounts receivable (i) have not been assigned or pledged to any other person or entity and (ii) are not subject to any right of set-off in respect of any obligations of the Company or otherwise. Adequate provision has been made for collection, losses, contractual discounts and other adjustments from third-party payors.

3.5   Absence of Changes.

      Except as set forth on Schedule 3.5, since December 31, 1998, there has not been:

            (a) any adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings or prospects of any Loan Party;

            (b) any damage, destruction or loss (whether or not covered by insurance) affecting any asset of any Loan Party in excess of $25,000;

            (c) any liability or loss contingency incurred by any Loan Party that would have to be disclosed on financial statements (including the notes thereto) in accordance with GAAP, other than liabilities incurred in the ordinary course of business consistent with past practice;

            (d) any commitment to borrow money or provide financial support to any person or entity entered into by any Loan Party;

            (e) any payment or discharge of any liability by any Loan Party outside the ordinary course of business consistent with past practice;

            (f) any sale, assignment, license, or other disposition of any material asset or right of any Loan Party outside the ordinary course of business consistent with past practice;

            (g) any declaration or payment of any dividend or other distribution with respect to any shares of capital stock of any Loan Party;

            (h) any labor trouble, problem or grievance affecting the business of any Loan Party;

            (i) any write-down of the value of any inventory of any Loan Party, or any write-off as uncollectible of any accounts or notes receivable of any Loan Party, in each case outside the ordinary course of business consistent with past practice;

            (j) any general uniform increase in the direct or indirect compensation of employees of any Loan Party (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation, or other plan or commitment);

            (k) any capital expenditure or commitment therefor by any Loan Party for additions to property, plant or equipment in excess of $25,000;

            (l) any change in the accounting or tax methods, practices, or assumptions followed by any Loan Party; or

            (m) any other transaction or event relating to any Loan Party not in the ordinary course of business consistent with past practice.

3.6   Litigation.

      There are no actions (including derivative actions), suits or proceedings at law or in equity instituted or, to the Company's knowledge, threatened with respect to the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.6, there are no other actions (including derivative actions), suits or proceedings at law or in equity or by or before any Governmental Authority instituted or, to the knowledge of the Company after due inquiry, threatened against or affecting any Loan Party or any of their respective businesses, properties or rights, and no Loan Party is a party to any arbitration, or currently anticipates becoming a party to any arbitration. None of such actions, suits or proceedings disclosed on Schedule 3.6 has resulted or could reasonably be expected to result in a Material Adverse Effect. No Loan Party is subject to, or if subject to in default with respect to, any order, injunction or decree of any Governmental Authority which has resulted or could reasonably be expected to result in a Material Adverse Effect.

3.7   Compliance With Laws.

      Except as set forth on Schedule 3.7, no Loan Party is in violation of, or in default with respect to, any Applicable Law (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and all Environmental
Laws) or Judgment.

3.8   Employee Plans.

      Schedule 3.8 contains a list of all Employee Plans sponsored, maintained or contributed to by each Loan Party and their Affiliates and ERISA Affiliates. Except as disclosed on Schedule 3.8, no Loan Party, or any of their Affiliates or ERISA Affiliates, has in the six-year period ending on the Closing Date sponsored, made contributions to, or had any liability to any Employee Plan; each Employee Plan sponsored by or maintained by each Loan Party or any ERISA Affiliate is maintained and administered in material compliance with all provisions of ERISA, the Code and all other Applicable Law; each Employee Plan sponsored by each Loan Party has been operated and administered in compliance with all Applicable Law; no Loan Party nor any ERISA Affiliate has breached the fiduciary rules of ERISA, the Code or any other corresponding rules under any other Applicable Law; all required employer and employee contributions and premiums under all Employee Plans have been made by each Loan Party or ERISA Affiliates in a timely manner; there are no existing past funding obligations of any kind owed by any Loan Party or ERISA Affiliate with respect to any Employee Plan; no Loan Party or ERISA Affiliate has agreed to provide any post-retirement health or welfare benefits to any employees, former employees or retired employees of any Loan Party, or any ERISA Affiliate.

3.9   Taxes.

      Except as set forth on Schedule 3.9: (i) Each Loan Party has filed or caused to be filed all tax returns, reports or statements ("Tax Returns") required to have been filed by it or them on or before the date hereof and such Tax Returns are true, correct and complete in all material respects, (ii) each Loan Party has paid all Taxes shown to be due on the Tax Returns referred to in clause (i) and any other Taxes for which it could be required to pay under the filings in clause (i), (iii) no Loan Party has waived in writing any statute of limitations in respect of Taxes which waiver is currently in effect, (iv) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending, (v) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full, (vi) no Loan Party has incurred any liability to make any payments that either alone or in conjunction with any other payments could constitute a "parachute payment" within the meaning of Section 280G of the Code, (vii) no Loan Party is presently required to make any adjustments or changes either on, before, or after the Closing Date, to its accounting methods,
(ix) no Loan Party has ever been a member of an affiliated, consolidated or unitary group for Tax purposes other than a group in which it currently is a member; and (x) no Loan Party has ever been a party to a Tax sharing, indemnity or similar agreement.

      Except as set forth on Schedule 3.9, each Loan Party has properly and timely filed or caused to be filed all federal and local tax returns, reports or statements that are required to be filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments (including taxes with respect to real property) received by it, other than any taxes or assessments the validity of which it is contesting in good faith by appropriate proceedings and with respect to which adequate accounting reserves have been set aside to the extent required by GAAP. The charges, accruals and reserves of each Loan Party in respect of taxes and other governmental charges are adequate.

3.10  Real Property - Owned or Leased.

            (a) Schedule 3.10(a) contains a list and brief description of all of the owned real property of the Company and each of its Subsidiaries (the "Owned Property") and all real property in which the Company or any of its Subsidiaries has a leasehold interest held under leases (the "Leased Property") including the name of the lessor and any requirement of consent of the lessor to consummate the transactions contemplated hereby. The Owned Property and the Leased Property (together, the "Real Property") constitute all real properties used or occupied by the Company and its Subsidiaries.

            (b) With respect to the Real Property, except as set forth in
Schedule 3.10(b):

                  (i) no portion thereof is subject to any pending condemnation proceeding by any public or quasi-public authority or Governmental Authority and there is no threatened condemnation or proceedings with respect thereto;

                  (ii) the physical condition of the Real Property is sufficient to permit the continued conduct of the business of the Company or its Subsidiaries as presently conducted and as presently proposed to be conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction;

                  (iii) with respect to the Leased Property, the Company or one its Subsidiaries is the owner and holder of all the leasehold estates purported to be granted by such related lease and each such lease is in full force and effect and constitutes a valid and binding obligation of the Company or such Subsidiary;

                  (iv) no notice of any increase in the assessed valuation of the Real Property and no notice of any contemplated special assessment has been received by the Company or any of its Subsidiaries and there is no threatened special assessment pertaining to any of the Real Property;

                  (v) there are no Contracts, written or oral, to which the Company or any of its Subsidiaries is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property;

                  (vi) there are no parties (other than the Company or any of its Subsidiaries) in possession of the Owned Property;

                  (vii) with respect to the Leased Property, there have been no discussions or correspondence with the landlord or lessor concerning renewal terms for those leases scheduled to expire within six months of the date hereof;

                  (viii) all of the Buildings and Fixtures on the Owned Property were constructed in accordance with all Applicable Laws and the Company or its Subsidiaries has adequate rights of ingress and egress into the Owned Property for the operation of the business of the Company or its Subsidiaries;

                  (ix) none of the Owned Property or the Buildings and Fixtures thereon, nor their use, operation or maintenance for the purpose of carrying on the business of the Company or its Subsidiaries, violates any restrictive covenant or any provision of any Law or encroaches on any property owned by any other Person; and

                  (x) there are no outstanding work orders from or required by any municipality, police department, fire department, sanitation, health or safety authorities or from any other Person and there are no matters under discussion with or by the Company or any of its Subsidiaries relating to work orders.

            (c) Leased Real Property. Except as set forth on Schedule 3.10(c), neither the Company nor any of its Subsidiaries is a party to, or under any agreement to become a party to, any lease with respect to real property other than the Leased Property, true, correct and complete copies of which have been provided to the Purchasers. With respect to each lease (i) the lease (or a notice in respect of the lease) has been properly registered in the appropriate land registry office, (ii) all rents and additional rents have been paid, (iii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, could become a default under the lease, and (v) all of the covenants to be performed by any party under the leases have been fully performed. Each of the Leased Properties is adequate and suitable for the purposes for which it is presently being used and as presently proposed to be used and the Company or its Subsidiaries have adequate rights of ingress and egress into each of the Leased Properties.

3.11  Intellectual Property.

            (a) To the Company's Knowledge (as defined herein), the Company and each of its Subsidiaries have the unimpaired right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the business of the Company or its Subsidiaries as currently conducted and as currently proposed to be conducted and such rights to use, sell, license, dispose of and bring actions are sufficient for such conduct of the business of the Company or its Subsidiaries.

            (b) To the Company's Knowledge, except as set forth in Schedule 3.11 there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person by reason of the ownership, use, license, sale or disposition of the Intellectual Property Rights.

            (c) To the Company's Knowledge, except as set forth in Schedule 3.11(c), no activity, service or procedure currently conducted or currently proposed to be conducted by the Company or any of its Subsidiaries violates or will violate any Contract of such Person with any third party or infringes any Intellectual Property Right of any other party.

            (d) To the Company's Knowledge, except as set forth in Schedule 3.11, neither the Company nor any of its Subsidiaries has received from any third party in the past five years any notice, charge, claim or other assertion that the Company or such Subsidiary is infringing any Intellectual Property Right of any third party or committed any acts of unfair competition, and no such claim is impliedly threatened.

            (e) To the Company's Knowledge, except as set forth in Schedule 3.11, neither the Company nor any of its Subsidiaries has sent to any third party in the past five years or otherwise communicated to another Person any notice, charge, claim or other assertion of infringement by or misappropriation of any Intellectual Property Right of the Company or such Subsidiary by such other Person or any acts of unfair competition by such other Person, nor is any such infringement, misappropriation or unfair competition occurring or threatened.

            (f) Schedule 3.11 contains a true and complete list of all applications, filings and other formal actions made or taken pursuant to Applicable Laws by the Company or any of its Subsidiaries to perfect or protect its or the Subsidiary's interest in the Intellectual Property Rights.

            (g) To the Company's Knowledge, except as set forth on Schedule 3.11, no Person other than the Company or any of its Subsidiaries has been granted any interest in a right to use all or any portion of the Intellectual Property Rights necessary or required for the conduct of the business of the Company or its Subsidiaries.

            (h) The Purchasers have been provided with a true and complete copy of all Contracts that comprise or are related to the Intellectual Property Rights used in or required for the conduct of the business of the Company or its Subsidiaries.

            (i) For purposes of this Section 3.11, "Knowledge" shall mean the good faith due diligence, investigation and imputed knowledge of the Company.

3.12  Contracts.

      Schedule 3.12 sets forth a complete list as of the Closing Date hereof of each material agreement, contract, guaranty, indenture or instrument to which a Loan Party is a party or by which any of their respective properties are or may be bound (collectively, "Contracts"), correct and complete copies of which have been provided to the Purchasers. Each Contract is the binding obligation of the respective Loan Parties thereto and, to the knowledge of the Company, the binding obligation of each other parties thereto, in each case, enforceable in accordance with its terms. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract to which it is a party. No Loan Party is a party to any agreement, instrument or corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

3.13  No Material Misstatements.

      All information, including financial information, provided, or to be provided from time to time, to the Purchasers in connection with this Agreement and the other Transaction Documents is true and correct and none of the documentation furnished to the Purchasers by the Company or any of its Subsidiaries, including the Historical Financial Statements nor any other statement furnished by or on behalf of the Company or any of its Subsidiaries or any other Loan Party to the Purchasers in connection with the negotiation or confirmation of the transactions as contemplated hereby or by the other Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit as of such time, a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and all such statements, taken as a whole, together with this Agreement, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading and all expressions of expectation, intention, belief and opinion contained therein were, and will be, honestly made on reasonable grounds after due and careful inquiry by the Company (and any other person who furnished such material). There is not, and will not be, any fact which the Company or any other Loan Party has not disclosed to the Purchasers in writing which has had a Material Adverse Effect, or is reasonably likely to have a Material Adverse Effect.

3.14  Outstanding Debt.

      Schedule 3.14 lists all Indebtedness of each Loan Party immediately after giving effect to the use of proceeds in accordance with Schedule 6.8. There does not exist any breach, default or event of default (however defined) under any Contract relating to or evidencing any Indebtedness of the Loan Parties (or any event which, with only the giving of notice or the passage of time or both, would result in such a breach or default).

3.15  Investment Company Act and Public Utility Holding Company Act.

      No Loan Party is an "investment company" or an "affiliate" of an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. No Loan Party is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

3.16  Solvency.

      Each Loan Party is not, and immediately following the issuance of the Notes and giving effect to the Loan Parties' obligation to repay same, will not be, "insolvent" nor an "insolvent person" within the meaning of the Bankruptcy Code, the Uniform Fraudulent Transfer Act as in effect on the date hereof in the State of New York or any other applicable fraudulent conveyance or preference laws, as applicable. The fair value of the aggregate assets of each Loan Party exceeds, and immediately following the issue of the Notes and giving effect to such Loan Party's obligation to repay same, will exceed its total liabilities (including subordinated, unmatured, unliquidated, disputed and contingent liabilities). Neither the assets of any Loan Party are nor immediately following the sale of the Note hereunder will they be, unreasonably small in relation to any business or transaction in which such corporation is or is about to be engaged. No Loan

Party intends to, nor believes that it will, nor should it reasonably believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by each Loan Party and the amounts to be payable on or in respect of its obligations).

3.17  Capital Stock; Equity Capital.

      Except as set forth on Schedule 3.17, there are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (a) United States or state securities laws or
(b) the terms and provisions of the Transaction Documents.

3.18  Capitalization.

      The authorized share capital (or limited liability company membership interests) of each Loan Party is as set forth on Schedule 3.18. Except as set forth on Schedule 3.18, all issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Purchasers, and such shares were issued in compliance with all applicable state, provincial and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders or members in the amounts set forth on Schedule 3.18. No shares of the capital stock of any Loan Party other than those described above, are issued and outstanding. Except as set forth on Schedule 3.18, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity.

3.19  Employee Disputes.

      Except as set forth on Schedule 3.19, there are no disputes pending or, to the best knowledge of the Company after diligent inquiry, threatened, between any Loan Party and any of their respective employees, other than individual employee grievances arising in the ordinary course of business which could not reasonably be expected to result in a Material Adverse Effect.

3.20  Telecommunications Permits.

      Except as set forth on Schedule 3.20, the Company and its Subsidiaries possess all permits, licenses, approvals or rulings (collectively, "Permits") from the applicable Governmental Authority related to the conduct of the business of the Company and its Subsidiaries, and all such Permits are valid and will not expire and no action by the Company or its Subsidiaries is required to renew or maintain the validity of such Permits within six months of the date hereof.

3.21  Securities Laws.

      The offering, sale and purchase of the Securities contemplated hereby are exempt from registration under the Securities Act. The issuance of all other shares of capital stock of the

Company on or before the date hereto has been made in compliance with the Securities Act and all applicable state securities or blue sky laws.

3.22  Accounts and Notes Receivable.

      Except as set forth in Schedule 3.22, all the accounts receivable and notes receivable owing to the Company or any of its Subsidiaries as of the date hereof constitute, and as of the Closing Date will constitute, legal, valid and enforceable, claims arising from bona fide transactions in the ordinary course of business, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, there are no asserted claims, refusals to pay or other rights of set-off against any thereof and none of such accounts or notes receivable is in jeopardy of non-payment. Neither the Company nor any of its Subsidiaries has accelerated the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice. Schedule 3.22 sets forth a complete and accurate aging of all accounts receivable as of date hereof from both the due date and the invoice date.

3.23  Accounts and Notes Payable.

      Except as set forth in Schedule 3.23, all accounts payable and notes payable by the Company or any of its Subsidiaries to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and there is no such account payable or note payable delinquent in its payment other than accounts and notes payable being disputed in good faith. Neither the Company nor any of its Subsidiaries has delayed or postponed the payment of accounts payable and other obligations and Liabilities, other than in the ordinary course of business, consistent with past custom and practice.

3.24  Suppliers and Vendors.

      Except in the ordinary course of business, no supplier to or vendor of the Company or any of its Subsidiaries has (i) canceled or otherwise terminated, or, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries, (ii) decreased, limited or otherwise adversely modified, or threatened to decrease, limit or otherwise adversely modify, the services, supplies or materials it provides to the Company or any of its subsidiaries, or (iii) failed to honor any warranty obligations, and the transactions proposed to be consummated pursuant to this Agreement and the other Transaction Documents shall not materially adversely affect the relationship of the Company or any of its Subsidiaries with any supplier, vendor, franchisee or licensee.

3.25  Customer Relations, Profitability.

      Neither the Company nor any of its Subsidiaries has notice that any customer, agent, representative or supplier of the Company or any of its Subsidiaries intends to discontinue, diminish or change its relationship with the Company or any of its Subsidiaries. Each such relationship is in material conformity with standard industry terms and conditions. Each such relationship wherein the Company or such Subsidiary is obligated to perform under contract services with respect to the business of the Company or its Subsidiaries is priced at a profit level reasonably consistent with the Company's or such Subsidiary's practices.

3.26  Year 2000.

            (a) All hardware and software products used by the Company and its Subsidiaries in the administration and business operations of the Company and its Subsidiaries will be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products.

            (b) All software products offered by the Company or any of its Subsidiaries will be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth century (through your 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such software products.

3.27  SEC Filings.

      Schedule 3.27 lists all filings made by the Company pursuant to the rules and regulations of the Act and the Exchange Act. Except as set forth on Schedule 3.27, the Company has filed all filings required by the Act and Exchange Act ("Filings" and each, a "Filing") with the SEC. No Filing contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.28  Equipment.

      Except as set forth on Schedule 3.28, all computer, switching and voice, data and video communication devices and equipment, information management systems and all related peripheral devices or equipment (collectively, "Equipment"), is state of the art Equipment functioning and in working order consistent with the intended use of such Equipment.

3.29  Related Transactions.

      Except as set forth on Schedule 3.29, and except for compensation to regular employees of the Company and its Subsidiaries, no current or former director or officer of the Company or its Subsidiaries or holder of any capital stock of the Company or its Subsidiaries has been (i) a party to any material transaction with the Company or its Subsidiaries, or (ii) the direct or indirect owner of an interest (other than non-affiliated holdings in publicly held companies) in any business organization that is or was a competitor, supplier or customer of the Company or its Subsidiaries.

3.30  Fairness Opinion.

      The Company engaged Gerard Klauer Mattison & Co., Inc. ("Gerard Klauer") for the purposes of rendering an opinion to the Board of Directors of the Company to be dated as of the date hereof that the consideration to be received by the Company in connection with the transactions contemplated by the Transaction Documents is fair from a financial point of view to the Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

4.1   Purchasers Representations and Warranties.

      Each Purchaser, severally and only with respect to itself, represents and warrants to the Company as follows:

            (a) Such Purchaser is acquiring the Securities to be purchased by it or him and, should such Purchaser acquire other securities of the Company issuable upon conversion, redemption, or exercise of any Securities, it or he will acquire such other securities, for its or his own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same (except any distributions to be made by Trident or Trident Technology to its members).

            (b) Such Purchaser understands that the Securities have not been, and any other securities of the Company issuable upon conversion, redemption, or exercise of any Securities, will not be, registered under the Act, by reason of their issuance in a transaction exempt from the registration requirements of the Act, and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration.

            (c) Such Purchaser is an "accredited investor," as defined in Rule 501 (the provisions of which are known to such Purchaser) promulgated under the Act and has been advised by individuals with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time, has been furnished with and has had access to such information as reasonably requested and has had the opportunity to ask, and has received answers for, questions of the Company.

4.2   Authority.

      Such Purchaser has all requisite power and authority to enter into the Transaction Documents to which it is a party, to perform its or his obligations thereunder, and to consummate the transactions contemplated thereby. Such Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.3   Enforceability.

      Such Purchaser has taken all requisite corporate, partnership or other action necessary to authorize its or his execution and delivery of the Transaction Documents to which it or he is a party, its or his performance of its or his obligations thereunder, and its or his consummation of the transactions contemplated thereby. Each Transaction Document has been executed and delivered by an officer or duly authorized representative of each Purchaser in accordance with such authorization. This Agreement constitutes and, upon their execution and delivery, the other Transaction Documents to which it is a party will constitute, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

4.4   Brokers and Finders.

      No person or entity acting on behalf or under the authority of such Purchaser is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby which would become an obligation of the Company.

                                   ARTICLE V
                             CONDITIONS TO PURCHASE

5.1   Conditions to Obligations of Purchasers on the Closing Date.

      The obligation of the Purchasers to purchase the Securities hereunder is subject to the satisfaction of the following conditions:

            (a) Notes. Each Purchaser shall have received a duly executed Note from the Company in accordance with the provisions of Section 2.3.

            (b) Preferred Stock. Each Purchaser shall have received a certificate for its respective shares of Preferred Stock from the Company in accordance with the provisions of Section 2.3.

            (c) Warrant. Each Purchaser shall have received a duly executed Class A Warrant and/or Class B Warrant, as applicable, from the Company in accordance with the provisions of Section 2.3.

            (d) Stockholders Agreement. The Company shall have duly executed and delivered the Stockholders Agreement substantially in the form of Exhibit C attached hereto, and the Purchasers shall have received a duly executed counterpart thereof.

            (e) Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement substantially in the form of Exhibit D attached hereto, and the Purchasers shall have received a duly executed counterpart thereof.

            (f) Collateral Agreements. The applicable Loan Party shall have duly executed and delivered the Collateral Agreements and any other agreements, documents or instruments required in connection therewith and the Purchasers shall have received a duly executed counterpart thereof. The Collateral Agreements shall be in full force and effect and no default or Event of Default shall have occurred and be continuing thereunder. Each Purchaser shall have received evidence satisfactory to it or him of the perfection and priority of all security interests and Liens contemplated by the Collateral Agreements or arrangements satisfactory to the Purchasers shall have been made for such perfection.

            (g) Charter Amendment. The Company shall have filed and the Secretary of State of Nevada shall have accepted a Certificate of Designation setting forth the preferences, privileges, rights and powers of the Preferred Stock substantially in the form of Exhibit E attached hereto.

            (h) Corporate Documents. The Purchasers shall have received:

                  (i) a copy of the certificate of incorporation or articles of organization, as applicable, of each Loan Party, including all amendments thereto, certified as of a recent date by an appropriate public official of its jurisdiction of incorporation and a certificate as to the good standing or existence of such party in such jurisdiction;

                  (ii) a certificate of a Responsible Officer of the Company and each other Loan Party dated the Closing Date and certifying (A) a correct and complete copy of each Organizational Document of such party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (B), (if applicable),
      (B) a correct and complete copy of resolutions duly adopted by the board of directors (or general and/or limited partners) of such party, authorizing the execution, delivery and performance of the Transaction Documents, the sale of the Securities hereunder, the granting of Liens pursuant to the Collateral Agreements and the other transactions contemplated hereby and thereby, as applicable, (C) that the certificate of incorporation (or articles of organization) of such party has not been amended since the date of the last amendment thereto shown on the certificate of good standing or existence furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such party who shall execute any Transaction Document or any other document delivered in connection herewith;

                  (iii) a certificate of a Responsible Officer of each Loan Party as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above;

                  (iv) a certificate from the Secretary of State of each state in the United States of America in which each Loan Party is required to be qualified to do business as a foreign corporation, certifying as to such qualification and such party's good standing in such state or province; and

                  (v) such other documents as the Purchasers or O'Sullivan Graev & Karabell, LLP, counsel to the Purchasers, may reasonably request.

            (i) Financing Statements, Etc. Each of the Purchasers shall have received evidence satisfactory to it that each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Purchasers to be filed, registered or recorded in order to create in favor of the Purchasers perfected Liens on the Collateral, shall be executed and delivered to the Purchasers to be filed, registered or recorded in each jurisdiction in which the filing, registration or recording thereof is so required or requested.

            (j) Lien Search. The Purchasers shall have been satisfied with the results of a search of the Uniform Commercial Code filings and other registrations of Liens made with respect to each Loan Party in such jurisdictions as the Purchasers shall reasonably require, including the jurisdictions in which Uniform Commercial Code filings and registrations shall be made pursuant to clause (i) hereof, which shall not have disclosed any prior Lien or security interest in the Collateral, other than any Liens being released contemporaneously with the Closing or Liens permitted hereunder.

            (k) Other Searches. The Purchasers shall have been satisfied with the results of litigation and judgement searches with respect to each Loan Party for the jurisdictions of the principal place of business of such Persons.

            (l) No Defaults. Each Loan Party shall be in compliance with the terms and provisions set forth in the Transaction Documents to which it is a party. Neither the Company nor any Loan Party shall be in material default under any Contract and no Event of Default or Default under this Agreement shall have occurred and be continuing or shall occur upon consummation of this Agreement.

            (m) Insurance. The Company shall have obtained insurance in compliance with Section 6.12 and the Purchasers shall have received evidence satisfactory to them of such issuance.

            (n) Requisite Approvals. Each Loan Party shall have obtained all required governmental, and other consents, licenses, permits and approvals relating to the transactions contemplated by this Agreement and the other Transaction Documents, which consents, licenses, permits and approvals shall be acceptable to Purchasers and their counsel.

            (o) Representations and Warranties. The representations and warranties of each Loan Party contained herein and in any other Transaction Document and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct as though made on and as of the Closing Date.

            (p) Officer's Certificate. The Purchasers shall have received certificates signed by a Responsible Officer of each Loan Party confirming compliance with the conditions precedent set forth herein on and as of the Closing Date.

            (q) Fees and Expenses. All fees, expenses and other consideration owing by the Company to the Purchasers under the terms of this Agreement, the other Transaction Documents or any other document executed in connection herewith shall have been paid or delivered in full.

            (r) Legal Opinions. The Purchasers shall have received a legal opinion from (i) Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, covering the matters set forth on Exhibit F attached hereto, and as the Purchasers shall reasonably request, (ii) a regulatory opinion from Swidler Berlin Shereff Friedman, LLP, special telecommunications counsel to the Company, covering such matters as the Purchasers shall reasonably request and (iii) Thomas Kimble, Nevada counsel to the Company, covering such matters as the Purchasers shall reasonably request.

            (s) Contracts. The Purchasers shall have received true and complete copies of, and be satisfied with the terms of, each Contract.

            (t) Payment of Proceeds. The Purchasers shall have received a letter, in form and substance satisfactory to them, directing the payment of the proceeds of the sale of the Securities.

            (u) Agent for Service of Process. The Purchasers shall have received and been satisfied with a letter appointing FiberNet Equal Access, L.L.C. as the agent for service of process of each Loan Party.

            (v) Legal Matters. All matters relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be satisfactory to the Purchasers and O'Sullivan Graev & Karabell, LLP, counsel to the Purchasers.

            (w) Proxy. Each of SMFS, LPS and LTJ shall have executed and delivered the an irrevocable voting proxy for any shares of any Loan Party owned by each SMFS, LPS and LTJ substantially in the form of Exhibit G attached hereto, and the Purchasers shall have received a duly executed counterpart thereof.

            (x) Resignations. Each of Santo Petrocelli, Sr., Lawrence S. Polan and Frank Chiaino shall have resigned from any executive positions held by him in any Loan Party, which resignations shall be effective on the Closing Date.

            (y) FiberNet Note. The FiberNet Note shall have been paid in full simultaneously with the Closing, and no obligations thereunder shall be outstanding.

            (z) Other Agreements. All agreements or contracts providing for the registration under the Act of any securities of the Company or its Subsidiaries or stockholder agreement, voting agreement or irrevocable proxies relating to any securities of the Company or its Subsidiaries shall be terminated as of the Closing Date.

            (aa) Closing Fee. The Company shall pay a fee equal to four percent (4%) of the Note Purchase Price and the Preferred Stock Purchase Price ("Closing Fee") to be divided in equal sums to the Managing Purchasers by wire transfer to the respective bank accounts designated by the Managing Purchasers of immediately available funds payable out of proceeds of the transactions contemplated hereby. In lieu of $100,000 of the Closing Fee, the Company shall issue to Concordia, Trident and Signal or Signal's Affiliates warrants to purchase 100,000 shares of Common Stock at a $1.50 per share price to be divided equally among Concordia, Trident and Signal or Signal's Affiliates.

            (bb) Redemption of Series B Preferred Stock. All issued and outstanding shares of Series B Preferred Stock shall be redeemed by the Company.

            (cc) Other Matters. The Purchasers shall have received such other consents, documents and financial information as they may require.

                                   ARTICLE VI

                                   COVENANTS

      From the Closing Date until the indefeasible payment of the Notes by the Company or so long as the Preferred Stock shall be issued and outstanding, the Company covenants as follows in this Article VI.

6.1   Payment of Principal, Premium and Interest.

      The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Agreement.

6.2   Corporate Existence.

      The Company shall and shall cause each of its Subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect their corporate (or partnership or limited liability company) existence and any necessary state or other qualifications.

6.3   Obligations and Taxes.

      The Company shall and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all Taxes imposed upon them or upon their income or profits or in respect of their business or property unless such Taxes are being paid in accordance with the terms of an agreement with the applicable Taxing authority or are being contested in good faith and adequate reserves have been established on the books of the Company therefor, (b) all lawful claims for labor, materials and supplies, (c) all required payments under any Indebtedness and (d) all other obligations; provided, however, that it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith in an appropriate manner and appropriate reserves and accruals have been made with respect thereto.

6.4   Performance Under Agreements.

      The Company shall and shall cause each of its Subsidiaries, as applicable, to perform their obligations under this Agreement, each Transaction Document, and each other Contract to which they are a party; provided, however, that neither the Company nor any of its Subsidiaries shall be required to so perform their obligations under any Contract (other than this Agreement and any other Transaction Document) to the extent it is reasonably contesting such obligations in good faith and in an appropriate manner and, if required by GAAP, they have made appropriate reserves and accruals with respect thereto.

6.5   Access to Properties and Inspections.

      The Company shall and shall cause and each of its Subsidiaries to maintain financial records in accordance with accounting practices and controls sufficient to allow the Company to prepare the financial statements, certificates and reports required by Section 6.11 and to provide such information with respect to the Collateral as the Managing Purchasers may reasonably request; and, upon written notice, at all reasonable times and as often as the Managing Purchasers may reasonably request, permit any authorized representative or agent of the Managing Purchasers to visit and inspect their properties and records (including all records relating to Collateral), and to make extracts from such records and permit any authorized representative or agent of the Managing Purchasers to discuss its affairs, finances and condition with such officers, key employees and independent chartered accountants acting as auditors as the Managing Purchasers shall deem appropriate. Delivery of a copy of this Agreement to the respective independent chartered accountants acting as auditors shall constitute instructions to such accountants to discuss the financial condition of the Loan Parties with the Managing Purchasers and their representatives, and to permit the Managing Purchasers and their representatives to inspect, copy and make extracts from all financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Loan Parties.

6.6   Defense of Claims.

      The Company shall and shall cause each of its Subsidiaries to diligently defend themselves and their properties from and against any lawsuits or claims.

6.7   Notices of Litigation, Claims, Etc.

      The Company shall (or, if applicable, shall cause its Subsidiaries to), promptly upon obtaining notice of the occurrence thereof (but in no event more than 10 days after obtaining notice of the occurrence thereof), provide the Managing Purchasers with written notice of any of the following events:

            (a) the issuance by any Governmental Authority of any injunction, order or decision involving any Loan Party or any of their respective properties;

            (b) the filing or commencement of any action, suit or proceeding against or affecting any Loan Party or the properties of any of the same, whether at law or in equity or by or before any court or any United States, state, municipal, foreign or other Governmental Authority;

            (c) the imposition of any Lien which is not a Permitted Lien;

            (d) any claim, demand or action impairing title to any of the properties or assets of any Loan Party;

            (e) any other adverse action by or notice from a Governmental Authority with respect to any Loan Party or any of their respective properties;

            (f) any Event of Default under the Notes;

            (g) any default by any Loan Party under any Contract evidencing Indebtedness if such default is likely to have a Material Adverse Effect; and

            (h) any development in the business or affairs of any Loan Party which is likely to have a Material Adverse Effect.

Each notice shall specify, as applicable, (i) the nature and extent thereof,
(ii) any rights of any other parties thereto with respect to termination, acceleration or similar provisions and (iii) any corrective action taken or proposed to be taken with respect thereto.

6.8   Proceeds.

      The Company shall use the proceeds of the sale of the Securities as provided in Schedule 6.8.

6.9   Compliance.

      The Company and each of its Subsidiaries shall comply in all material respects with all Applicable Law and Judgments, including Environmental Laws and, subject to Section 6.10, maintain all required clearances, consents, permits and approvals of Governmental Authorities.

6.10  Business and Properties.

      The Company and each of its Subsidiaries shall:

            (a) at all times do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect the material rights, licenses, permits, franchises and concessions necessary to, or used or useful in the conduct of, its business; and (ii) keep its assets and properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

            (b) as promptly as possible after obtaining knowledge of the occurrence thereof, furnish written notice to the Purchasers of the institution of any proceeding for the condemnation or other taking of any property of the Company or any of its Subsidiaries.

6.11  Financial Statements and Reports.

      The Company shall furnish to the Managing Purchasers:

            (a) as soon as available but in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 1999 consolidated and consolidating balance sheets, income statements and cash flow statements of the Company and its Subsidiaries, showing its financial condition as at the end of such Fiscal Year and the results of its operations for such Fiscal Year, all the foregoing financial statements (other than the consolidating schedules) to be audited by independent accountants of nationally-recognized standing in the United States reasonably acceptable to the Purchasers and prepared in accordance with GAAP;

            (b) as soon as available but in any event within 30 days after the commencement of each Fiscal Year, current and projected annual budgets, operating plans and financial projections for the Company and its Subsidiaries on a consolidated and consolidating basis (presented on a monthly basis) for such fiscal year;

            (c) as soon as available but in any event within 30 days after the end of each month, commencing with May, 1999, the unaudited consolidated and consolidating balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such month, and the results of operations for such month and for the then elapsed portion of the Fiscal Year, for the Company and its Subsidiaries in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

            (d) as soon as received, copies of any notice of potential liability or charge or complaint received by any Loan Party from any Governmental Authority;

            (e) concurrently with the statements provided pursuant to clauses
(a) and (c), certificate of a Financial Officer containing a narrative discussion by a Financial Officer of the financial condition and results of operation of the Company for the periods covered by such statements;

            (f) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company shall have provided to its stockholders;

            (g) promptly upon receipt thereof, copies of all financial and management reports submitted to the Company by its independent auditors in connection with each annual audit of the books of the Company and its Subsidiaries; and

            (h) promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties (including the Collateral) and operations, business affairs and financial condition of any Loan Party as the Purchasers may reasonably request.

Each certificate of the Financial Officer of the Company (and, in the case of year-end financial statements and reports, the independent auditors of the Company) delivered under this Section 6.11 shall certify that the statement or report to which such certificate relates fairly presents in all material respects the financial position and results of operations of the Company and its Subsidiaries at the dates thereof and for the periods then ended and has been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto. The audit report with respect to the financial statements referred to in clause (a) shall not contain a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit.

6.12  Insurance.

      The Company and each of its Subsidiaries shall maintain insurance (including business interruption insurance) on the business and properties of the Company and its Subsidiaries to such extent and against such risks, including fire and other risks insured against by extended coverage, and workers' compensation insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with, the use of any properties owned, occupied or controlled by the Company or any Subsidiary of the Company, in each case as is customary with companies similarly situated and in the same or similar businesses, and shall provide evidence to the Managing Purchasers of such insurance upon its request.

6.13  Employee Plans.

      The Company and each other Loan Party shall (and shall cause their ERISA Affiliates) to (a) comply in all material respects with the provisions of all Applicable Law which is applicable to any Employee Plan (including ERISA and the Code, if such party is subject to such laws); (b) operate and administer each Employee Plan in accordance with all Applicable law; (c) not terminate or withdraw from any Employee Plan if such withdrawal could result in a material liability to accrue against any Loan Party (or any ERISA Affiliates); (d) not fail to make full payment when due of all amounts which, under the provisions of any Employee Plan, any Loan Party (or any ERISA Affiliate) is required to pay as a contribution or premium payment thereto; (e) furnish to each Lender, as soon as possible, and in any event with ten (10) days after any Responsible Officer of a Loan Party knows or has reason to know of any of the following events, written notice of the same: (i) the withdrawal from or termination of any Employee Plan by any Loan Party or any ERISA Affiliate), if such termination or withdrawal could result in any material liability to any Loan Party (or ERISA Affiliate); (ii) that any Employee Plan is not in compliance with any Applicable Law; or (iii) that any required employer or employee contributions or premiums have not been made on a timely basis to any Employee Plan sponsored by or contributed to by any Loan Party (or ERISA Affiliate).

6.14  Local Fiber Approval.

      The Company and Local Fiber shall take any and all necessary steps to (i) obtain the approval of the New York State Public Utilities Commission required under Section 101 of the New York Public Service Laws ("Approval") regarding Local Fiber and (ii) to keep the Guaranty in full force and effect in accordance with the terms and provisions thereof immediately following the Closing.

6.15  Further Assurances.

      The Company and each of its Subsidiaries shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take or cause to be taken all such action, in each case as may be necessary or proper in the reasonable judgment of the Managing Purchasers, to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to better assure and confirm unto the Managing Purchasers, its rights and remedies under this Agreement and the other Transaction Documents.

6.16  Transfer of Securities.

            (a) The Securities shall only be transferable in accordance with the Stockholders Agreement.

            (b) Each certificate representing Securities shall (unless otherwise permitted by the provisions of paragraph (c) and (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

            UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 7, 1999 BY AND AMONG FIBERNET TELECOM GROUP, INC. AND THE STOCKHOLDERS LISTED THEREIN. NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

6.17  Additional Covenants.

            (a) The Company and the Stockholders shall take any and all necessary actions to make all filings required by the regulations contained in Rule 14f-1 of the Exchange Act (the "Exchange Act Filings") immediately after the Closing.

            (b) The Company and the Stockholders shall take any and all necessary actions to increase the size of the Board to seven (7) directors, of which Timothy Bradley, Trey Farmer, Joseph Tortoretti and [to be named] shall be replacements effective on the Filing Expiration Date (such event, the "Board Change").

6.18  Post-Closing Covenants.

      Subject to approval by the Board of Directors of the Company, within 90 days after Closing, (i) the Company shall move its jurisdiction of incorporation from Nevada to Delaware and (ii) FiberNet Telecom shall be merged with and in to the Company.

6.19  Negative Covenants.

      For so long as the Notes remain outstanding or the Preferred Stock is issued and outstanding, except as expressly contemplated by this Agreement or any other Transaction Document, the Company shall not and shall cause each of its Subsidiaries without the affirmative written consent of the Majority in Interest to:

            (a) sell, lease, transfer or assign any of its assets, tangible or intangible, other than as relating to the conduct of the business of the Company or its Subsidiaries in the ordinary course, consistent with past custom and practice;

            (b) sell or transfer all or substantially all equity interests of the Company and/or any Subsidiary;

            (c) enter into any Contract (or series of related Contracts) that requires expenditures; and/or the incurrence of obligations not provided for in the Operating Budget (as defined herein);

            (d) permit its capital expenditures and commitments therefor to exceed or be less than the amounts budgeted in the current capital expenditure budget (the "Operating Budget"), a true, correct and complete copy of which has been delivered to the Investor on or prior to the date hereof;

            (e) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business consistent with past custom and practice;

            (f) enter into any employment Contract or collective bargaining agreement, written or oral, or modify the terms of any such existing Contract or agreement outside the ordinary course of business;

            (g) grant any increase in the base compensation of any of its executive officers or employees above the amounts provided for in the budget prepared by the Company in excess of 5%;

            (h) adopt, amend, modify or terminate any Employee Plan, bonus, incentive, severance or other plan, Contract or commitment for the benefit of any of its officers or employees;

            (i) enter into any transaction with any of its officers, employees or Affiliates (or any directors, officers or employees of such Affiliate), other than ordinary course employment arrangements entered into in accordance with past custom or practice;

            (j) in any manner take or cause to be taken any action which is designed, intended or might reasonably be anticipated to have the effect of discouraging customers, employees, suppliers, lessors, and other associates of the Company or any of its Subsidiaries from maintaining the same business relationships with the Company or any of its Subsidiaries after the date of this Agreement as were maintained prior to the date of this Agreement;

            (k) issue or sell any equity interests or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any equity interests;

            (l) declare or pay a distribution on any equity interests, change the number of authorized shares of its equity interests or reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its equity interests, or issue, deliver, pledge or encumber any additional equity interests or other securities equivalent to, or exchangeable for, equity interests or enter into any Contract to do any of the foregoing;

            (m) incur any Indebtedness above $250,000 or issue any securities evidencing any Indebtedness;

            (n) create or suffer to exist any Encumbrance above $250,000 on any of its assets or properties other than Permitted Encumbrances;

            (o) change its accounting principles or policies;

            (p) engage in any business or activity other than those conducted or proposed to be conducted by the Company and the Subsidiaries as of the date hereof;

            (q) amend any of its Charter Documents in such a way that would have a Material Adverse Effect on the rights of Trident in relation to Signal hereunder without the prior written consent of Trident;

            (r) take or omit to take any action which would result in the representations and warranties contained in this Agreement and the other Transaction Documents being untrue on the Closing Date;

            (s) change the primary business or activity of FiberNet Telecom as a holding company of limited liability company interests of Equal Access and Local Fiber;

            (t) create any subsidiary or Joint Venture; and/or

            (u) agree or otherwise commit to take any of the actions set forth above.

6.20  Other Negative Covenants.

            (a) Prior to the Board Change, the Board of Directors of the Company shall not without the consent of at least one of the Investor Directors authorize any executive actions, agreements, contracts, arrangements, obligations or similar arrangements, or take any action that is deemed or could be deemed by the Majority in Interest to adversely affect the rights, privileges and/or interests of the Purchasers under this Agreement, the Transaction Documents and/or any other certificates, agreements or documents related thereto.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

            (a) The following events shall constitute an "Event of Default" under the Notes issued pursuant to this Agreement:

                  (i) default shall be made in any payment of principal of this or any Note issued pursuant to this Agreement when the same shall become due and payable;

                  (ii) default shall be made in any payment of interest on the Notes when the same shall become due and payable, and such interest shall remain unpaid for 3 days after such due date;

                  (iii) default shall be made in any payment in principal or interest on any other Indebtedness of the Company and its Subsidiaries that had not been cured in accordance with the terms of such Indebtedness and/or any Indebtedness of any Loan Party in excess of $200,000 shall be declared due and payable prior to its stated maturity by reason of an event of default with respect thereto;

                  (iv) any redemption of the Preferred Stock by the Company and its Subsidiaries;

                  (v) any representation, covenant or warranty made by any Loan Party under or in connection with any Transaction Document, or any certificate or other instrument furnished in connection with any Transaction Document or the transactions contemplated thereby, shall prove to have been false or misleading when made in any material respect, and such default (if curable) shall remain uncured and unwaived for a period of 5 days;

                  (vi) default shall be made in the due observance or performance of any covenant or agreement (other than as contemplated by clause (i) or (ii) above) to be observed or performed by any Loan Party under the Notes or any Transaction Document, and such default (if curable) shall remain uncured and unwaived for a period of 10 days;

                  (vii) default shall be made in any payment to be made upon the exercise of the Purchaser's right under Section 3 of the Certificate of Designation of the Preferred Stock of the Company with respect to the Purchaser's shares of Common Stock in the Company, regardless of whether or not the Company has sufficient funds legally available for purchase of such shares or is contractually permitted to make such payment;

                  (viii) the Company or any Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) consent to the institution of any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or such Loan Party or for all or a substantial part of its properties, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, or (F) admit in writing its inability to pay its debts as they become due;

                  (ix) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or any Loan Party, or of all or a substantial part of the properties thereof, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Loan Party or for a substantial part of the properties thereof, or (C) the winding up or liquidation of the Company or any Loan Party; and an order or decree approving or ordering any of the foregoing shall be issued by a court having jurisdiction and continue unstayed and in effect for 60 days;

                  (x) final judgment for the payment of money in excess of $200,000 shall be rendered against the Company or any Loan Party and the same shall remain undischarged or unbonded for a period of 60 consecutive days during which execution shall not be effectively stayed; or

                  (xi) any officer of the Company or any Loan Party shall have been convicted of any felony or of any other crime relevant to his office or employment.

            (b) In case of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Majority in Interest may, by written notice to the Company, declare its Note or Notes to be due and payable in full both as to principal and interest; provided, however, that no notice need be given to the Company if acceleration is based upon the Events of Default described in clause (viii) or (ix) of paragraph (a) above, in either of which cases the Notes shall automatically become due and payable without any action on the part of any Holder. Upon a declaration by the Majority in Interest that its Note or Notes is or are due and payable as provided in this clause (b) and written notice by the Majority in Interest to the remaining Holders of the same, the Notes held by the remaining Holders shall be deemed to be due and payable in full both as to principal and interest.

            (c) In case an Event of Default shall have occurred and be continuing, the Majority in Interest may proceed to protect and enforce their rights either by suit in equity or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holders. No remedy conferred hereunder is intended to be exclusive of any other remedy and each such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or currently or hereafter existing at law or in equity or by statute or otherwise.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1   Communication.

      Subject to the express provisions of this Agreement, all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy with confirmed receipt (with hard copy to follow), telegram or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either party hereto may from time to time designate to the other in such manner, provided that no communication shall be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in the United States. Any communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any communication so sent by registered mail shall be deemed to have been validly and effectively given on the tenth Business Day next following the day on which it is sent. Any communication so sent by telecopy, telegram or other means of recorded telecommunication shall be deemed to have been validly and effectively given on the Business Day next following the day on which it is sent.

      Communications sent to any Loan Party shall be addressed to:

            FiberNet Telecom Group, Inc.
            570 Lexington Avenue
            New York, New York 10022
            Attention: President
            Telephone:  (212) 421-4900
            Telecopier: (212) 421-8860

      Communications sent to the Purchasers shall be addressed to each Purchaser's address listed on Annex I:

      With a copy to:

            O'SULLIVAN GRAEV & KARABELL, LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Attention: Gordon R. Caplan, Esq.
            Telephone:  (212) 408-2400
            Telecopier:  (212) 408-2420

8.2   Survival of Representations, Warranties and Covenants.

      All agreements, representations, warranties and covenants made by or on behalf of the Company in the Transaction Documents, including due diligence costs, and otherwise with respect thereto or any transactions contemplated thereby are material, shall be considered to have been relied upon by the Purchasers and shall survive the execution and delivery of the Transaction Documents or any investigation made at any time by or on behalf of the Purchasers and any disposition or payment of the Notes until repayment in full of all Indebtedness of the Company to the Purchasers (including the Note and the other amounts due under this Agreement) or so long as any shares of Preferred Stock shall be issued and outstanding. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with the transactions contemplated hereby shall be deemed representations and warranties made by the Company pursuant hereto. The obligations of the Company pursuant to Sections 8.5 and 8.6 shall survive the payment in full and the cancellation of the Notes and the termination of this Agreement for the period of three years from the termination of this Agreement.

8.3   Successors and Assigns.

      This Agreement shall inure to the benefit of and be binding on the parties hereto, their respective successors and any assignees or transferees of some or all of the parties' rights or obligations hereunder; provided that, except as provided in the following sentence, neither this Agreement, nor the benefit hereof, may be assigned by the Company without the prior written consent of the Purchasers.

8.4   Expenses of the Purchasers.

      The Company agrees to pay all out-of-pocket expenses reasonably incurred by the Purchasers associated with the preparation, execution and delivery of this Agreement and the other Transaction Documents, including due diligence costs, and reasonably incurred by the Purchasers in connection with the purchase of the Notes, Warrants and Preferred Stock hereunder and the transactions comprising the financing and issuance of the FiberNet Note by FiberNet Telecom to Trident Technology (such transactions collectively, the "Bridge Financing"), all filings with any Governmental Authority, compliance with any Applicable Law, or otherwise in connection with this Agreement, any other Transaction Document or the Notes, Warrants or Preferred Stock issued hereunder, including, but not limited to, the fees and disbursements of O'Sullivan Graev & Karabell, LLP, counsel for the Purchasers and Ehrenreich Eilenberg Krause & Zivian LLP, counsel to Trident Technology in connection with the Bridge Financing. All amounts due under this Section 8.4 shall be payable on demand of the Purchasers therefor by wire transfer of immediately available funds to any designated bank account. All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Purchasers by the Company under this Agreement shall be supplied by the Company without cost to the Purchasers.

8.5   Indemnification.

            (a) In addition to all rights and remedies available to the Purchasers at law or in equity, the Company shall indemnify the Purchasers, each subsequent holder of the Note and the Preferred Stock and their respective affiliates, stockholders, officers, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax (including any taxes imposed with respect to such indemnity payments), penalty, fine or expense, whether or not arising out of any claims by or on behalf of any other Loan Party or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (i) any misrepresentation or breach of warranty on the part of the Company under Article III of this Agreement or under any Transaction Document;

                  (ii) without duplication of subsection (a)(i) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to the Purchasers by the Company and/or any other Loan Party made in or pursuant to this Agreement or under any other Transaction Document;

                  (iii) any nonfulfillment or breach of any covenant or agreement on the part of the Company or any other Loan Party under this Agreement or under any other Transaction Document;

                  (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, Governmental Authorities) against or affecting any Indemnified Person which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of the any other Loan Party;

                  (v) any claim (whenever made) relating in any way to a Loan Party and any claim (whenever made) arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status or conduct of any Loan Party, (B) the execution, performance and delivery of the Transaction Documents and the documents and agreements contemplated thereby or (C) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with this Agreement or any other Transaction Document or the documents and agreements contemplated hereby and thereby.

            (b) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted out of or was based upon the Indemnified Person's gross negligence, fraud or willful misconduct was by the Indemnified Person, the Company shall not be responsible for any Losses sought to be indemnified in connection therewith by such Indemnified Person, and the Company shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with interest thereon at the rate of 15.0% per annum calculated on the basis of a year of 365 days, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

            (c) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchasers and/or any of the Indemnified Persons or the acceptance by the Purchasers of any certificate or opinion. In addition, for purposes of determining whether there has been a breach, and the amount of any Losses that are the subject matter of a claim for indemnification hereunder, each representation and warranty contained in this Agreement shall be read without regard and without giving effect to any materiality or knowledge standard or qualification contained in such representation or warranty.

            (d) If for any reason the indemnity provided for in this Section 8.5 is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Company shall contribute to the amount paid or payable in respect of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by any Loan Party on the one hand and such Indemnified Person on the other but also the relative fault of any Loan Party and the Indemnified Person as well as any relevant equitable considerations. In addition, Company agrees to reimburse any Indemnified Person upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Person or any such other Person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Company has under this Section 8.5 shall be in addition to any liability that the Company may otherwise have. The Company further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

8.6   Environmental Liability.

      In addition to any indemnification of the Purchasers provided for in this
Section 8.5, the Company shall indemnify and hold harmless the Indemnified Persons against and from any and all Losses of any nature whatsoever suffered or incurred by any Indemnified Person whether upon realization of any security for the Obligations, or as a lender to the Company, or as successor to or assignee of any right or interest of the Company, or as a result of any order, investigation or action by any Governmental Authority relating to the Company or its business or assets, or as mortgagee in possession, or as successor-in-interest to the Company by foreclosure deed or deed in lieu of foreclosure, under or on account of any Environmental Law, including the assertion of any lien thereunder, with respect to:

            (a) the Release or threat of Release of a Contaminant, or the presence of any Contaminant at, on or near any property owned, leased or controlled by any Loan Party;

            (b) the Release of a Contaminant owned by, or under the charge, management or control of any Loan Party or any predecessor or assignor of any Loan Party, at a place other than property owned, leased or controlled by any Loan Party;

            (c) any costs of removal or remedial action incurred by any Governmental Authority or any costs incurred by any other Person or damages from injury to, destruction, or loss of natural resources in relation to any property owned, leased or controlled by any Loan Party or any contiguous real property or elsewhere, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws;

            (d) liability for personal injury or property damage arising under any statutory or common law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, on or near any property owned, leased or controlled by any Loan Party or elsewhere; and/or

            (e) any other environmental matter within the jurisdiction of any Governmental Authority.

            (f) The Company's obligation under this Section 8.6(f) shall arise upon the discovery of the presence of any Contaminant, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Contaminant.

            (g) Any indemnification of the Purchasers or any other Indemnified Person by the Company pursuant to this Section 8.6 shall be effected by wire transfer of immediately available funds from the Company to an account designated by the Purchasers or any other Indemnified Person within fifteen (15) days after the determination thereof.

8.7   GOVERNING LAW.

            (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL PROPERLY (BUT NOT EXCLUSIVELY) LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

            (c) THE COMPANY HEREBY DESIGNATES AND APPOINTS FIBERNET EQUAL ACCESS, L.L.C. AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WITH THE WRITTEN CONSENT OF THE PURCHASERS WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN SECTION 8.1 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            (d) DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR

REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

8.8   Rights and Waivers.

            (a) The rights and remedies of the Purchasers under the Transaction Documents and in connection therewith: (i) are cumulative, (ii) may be exercised as often and in such order as the Purchasers consider appropriate, (iii) are in addition to the rights and remedies of the Purchasers under the general law, and
(iv) shall not be capable of being waived or varied except by virtue of an express waiver or variation in writing signed by an officer of the Purchasers; and in particular any failure to exercise or any delay in exercising any of such rights and remedies shall, to the extent permitted by law, not operate as a waiver or variation of that or any other such right or remedy; any defective or partial exercise of any of such rights shall, to the extent permitted by law, not preclude any other or future exercise of that or any other such right or remedy; and no act or course of conduct or negotiation on the part of the Purchasers or on its behalf shall, to the extent permitted by law, in any way preclude the Purchasers from exercising any such right or remedy or constitute a suspension or variation of any such right or remedy.

            (b) No Transaction Document nor any provision thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties thereto.

8.9   Amendments

      No amendments to, or modification of, this Agreement shall be made without the written consent of the Company and the Majority in Interest.

8.10  No Fiduciary Relationship.

      No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Purchasers to any other Loan Party.

8.11  No duty.

      All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Purchasers shall have the right to act exclusively in the interest of the Purchasers and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company or any of the Company's shareholders or any other Person.

8.12  Construction.

      The Company and the Purchasers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Purchasers and the Company.

8.13  Severability.

      Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

8.14  Counterparts.

      This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall deemed to be an original, but all of which when taken together shall constitute but one and the same instrument; either party may execute this Agreement by signing any counterpart of it.

8.15  Headings.

      Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

8.16  Entire Agreement.

      This Agreement, together with the other Transaction Documents, constitutes the entire agreement between the parties relating to the subject matter hereof and, except as stated herein or in the instruments and documents to be executed and delivered pursuant hereto, contains all the representations and warranties of the respective parties relating to the subject matter hereof.

8.17  Time of Essence.

      Time shall be of the essence of this Agreement and the other Transaction Documents, provided that the time for doing or completing any matter provided for herein may be extended or abridged by an agreement in writing signed by the parties or by their respective counsel who are hereby expressly appointed in this regard.

            IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their authorized officers, all as of the day and year first above written.

                                    FIBERNET TELECOM GROUP, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    SIGNAL CAPITAL PARTNERS, L.P.

                                    By:  Signal Capital Advisors, L.P.
                                    Its:  General Partner

                                    By:  Signal Capital Advisors, Inc.
                                    Its:  General Partner


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    TRIDENT TELECOM PARTNERS LLC

                                    By:  Trident Telecom Management LLC
                                    Its:  Managing Member

                                    By:  Needham Management, Inc.
                                    Its:  Managing Member


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    CONCORDIA TELECOM MANAGMENT, L.L.C.


                                    By:
                                       -----------------------------------------
                                          Name:  Michael S. Liss
                                          Title:  Sole Member


                                    BURDEN DIRECT INVESTMENT FUND III

                                    By:  William A.M. Burden & Co., L.P.
                                    Its:  Managing General Partner

                                    By:  Burden Brothers, Inc.,
                                    Its:  Sole General Partner


                                    By:
                                       -----------------------------------------
                                        Name:  Jeffrey A. Weber
                                        Title:  President and CEO


                                    PEQUOT SCOUT FUND, LP


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    PENNY LANE PARTNERS, L.P.
                                    By:  Penny Lane Associates, L.P.
                                    Its:  General Partner

                                    By:  Penny Lane, Inc.
                                    Its:  General Partner


                                    By:
                                       -----------------------------------------
                                        Name:  William R. Denslow, Jr.
                                        Title:  Chairman, Penny Lane, Inc.

                                    LANCER OFFSHORE, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    ALEXANDER ENTERPRISE HOLDINGS CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KING STREET CAPITAL LTD.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KING STREET CAPITAL LP


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    TAURUS TELECOMMUNICATION, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                         Annex I

                                   PURCHASERS

------------------------------------------- ------------------- ------------------- --------------- ---------------------
                                                Principal        Number of Shares       Number           Aggregate
           Managing Purchasers                    Amount           of Series C            of              Purchase
             Name and Address                    of Note         Preferred Stock       Warrants            Price
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Signal Capital Partners, L.P
10 E. 53rd Street
32nd Floor
New York, NY  10022
Attn:  Timothy Bradley
Telephone:  (212) 872-1180
Telecopier:  (212) 872-1192                      $4,534,750.00           43,499.00       2,024,000         $4,600,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Trident Telecom Partners LLC
350 Park Avenue
14th Floor
New York, NY  10022
Attn:  Gerald Goldberg
Telephone: (212) 753-4718
Telecopier: (212) 753-5977                       $4,189,715.00           40,189.00        2,068.00         $4,250,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Concordia Telecom Management, L.L.C.
c/o FiberNet Telecom Group, Inc.
570 Lexington Avenue, 3rd Floor
New York, NY 10022
Attn: Michael S. Liss
Telephone:  (212) 421-4900
Telecopier:  (212) 421-8860                        $492,908.00            4,728.00         220,000           $500,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
             Other Purchasers
             Name and Address
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Burden Direct Investment Fund III
10 E. 53rd Street
32nd Floor
New York, NY 10022
Attn:  Jeffrey Weber
Telephone:  (212) 872-1133
Telecopier:  (212) 872-1199                        $985,816.00            9,456.00         440,000         $1,000,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Alexander Enterprise Holdings Corp.
c/o Alpha Investment Management, Inc.
499 Park Avenue, 24th Floor
New York, NY 10022
Attn:  Richard O'Connell
Telephone:  (212) 702-0606
Telecopier:  (212) 421-0169                        $887,234.00            8,511.00         396,000           $900,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------

------------------------------------------- ------------------- ------------------- --------------- ---------------------
King Street Capital Ltd.
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone:  (212) 350-4434
Telecopier:  (212) 350-4702                        $236,596.00            2,269.00       84,480.00           $240,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
King Street Capital LP
575 Lexington Avenue
New York, NY 10022
Attn:  Ara Cohen
Telephone:  (212) 350-4434
Telecopier:  (212) 350-4702                        $256,312.00            2,459.00          91,520           $260,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Pequot Scout Fund, LP
500 Nyala Farm Road
Westport, CT 06880
Attn:  Mark Broach
Telephone:  (203) 429-2203
Telecopier:  (203) 429-2410                        $985,816.00            9,456.00         352,000         $1,000,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Penny Lane Partners, L.P.
767 Fifth Avenue
New York, NY 10153
Attn:  William R. Denslow Jr.
Telephone:  (212) 980-4292
Telecopier:  (212) 319-6046                        $739,362.00            7,092.00         264,000           $750,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Taurus Telecommunication, Inc.
3625 Ridge Run
Canandaigua, , N.Y. 14424
Attn:  Richard Sayers
Telephone: (716) 396-0130
Telecopier: (716) 396-9237                          $98,582.00              946.00          44,000           $100,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------
Lancer Offshore, Inc.
375 Park Avenue
New York, NY 10152
Attn:  Michael Lauer
Telephone:  (212) 521-8400
Telecopier:  (212-521-8401                         $492,908.00            4,728.00         220,000           $500,000.00
------------------------------------------- ------------------- ------------------- --------------- ---------------------

                                                                        Annex II

MANAGING PURCHASERS                    Number of Class B Warrants
-------------------                    --------------------------
Concordia Telecom Management, L.L.C.             891,667
Trident Telecom Management LLC                   416,666
Signal Capital Partners, L.P.                    291,667

                                                                       Annex III

                          [To be provided by Company.]